UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act  of
1934
Date of Report:  June 11, 1999

                    NPC INTERNATIONAL, INC.
     (Exact name of registrant as specified in its charter)

     Kansas          1-13007             48-0817298

(State of            (Commission         (IRS Employer
Incorporation)       Identification      Identification
                     Number)             No.)

720 West 20th Street      Pittsburg, Kansas    66762
(Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code (316) 231-3390

Item 5.  OTHER EVENTS

      The press release filed with this report as Exhibit 99-A is incorporated herein by reference.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of business acquired.

          Not applicable.

     (b)  Pro forma financial information.

          Non applicable.

     (c)  Exhibits

          The exhibits set forth on the Index to Exhibits on page 3 are incorporated herein by reference.

                           Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NPC INTERNATIONAL, INC.


Date: June 8, 1999            By  /s/ Troy D. Cook
                                      Troy D. Cook
                                      Vice President Finance
                                      Chief Financial Officer
                                      Principal Financial Officer

                         INDEX TO EXHIBITS

                                                  PAGE NO.
EXHIBIT                                           IN THIS
NO.        DESCRIPTION                            FILING

99-A       Press Release of Registrant dated
           June 8, 1999                             4


                                            Contact:  Troy D. Cook
                                            Vice President Finance
                                           Chief Financial Officer
                                           NPC International, Inc.
                                          (913) 327-5555, ext. 109

FOR IMMEDIATE RELEASE

 NPC INTERNATIONAL, INC. ANNOUNCES INTENT TO ACQUIRE 70 PIZZA HUT
                    UNITS FROM PIZZA HUT, INC.
    Second acquisition in six months exhibits Company's growth prospects

Highlights:
-    Acquisition expands Company's core Southeast markets
- Acquisition brings total units acquired to 169 over the last six months

           PITTSBURG, Kansas (June 8, 1999) - Consistent with NPC International, Inc.'s (NASDAQ:NPCI) goal to continue its growth in Tricon's Pizza Hut system, the Company announced today that it had signed a letter of intent with Pizza Hut, Inc. (PHI) to acquire 70 Pizza Hut units located in and around Tallahassee, FL (22); Albany, GA (12); Huntsville, AL (16) and Lexington, KY (20). The 52 restaurants and 18 delivery/carryout units generated approximately $48 million in sales during the 52 weeks ended May 1999.

     NPC expects this transaction to close in late July. Consummation of the transaction is subject to negotiation of a definitive asset acquisition agreement, board approval of both companies, approval from regulatory agencies, and other customary conditions. Further details regarding the terms of the transaction will be disclosed subsequent to receiving approval of the transaction from the boards of directors for both companies, which is expected to occur in early to mid July.

     NPC is actively engaged in reviewing opportunities as presented by Pizza Hut, Inc. In addition, the Company remains active in the pursuit of franchisee locations that are contiguous to the Company's territories.

     Mike Rawlings, President of Pizza Hut, Inc. said, "This transaction is an important step in our partnership with NPC. We are pleased that NPC has increased its Pizza Hut restaurant holdings and look forward to their continued leadership in the Pizza Hut system."

     Gene Bicknell, Chairman and CEO of NPC said, "We remain very optimistic about the resurgence of the Pizza Hut brand and are bullish as to its long-term prospects."

     Jim Schwartz, President and COO of NPC added, "This acquisition continues our Southeastern expansion, allowing us to leverage our current field supervisory infrastructure. The progress that we have made in assimilating our recent 99 unit acquisition has allowed us the flexibility necessary to pursue the acquisition of these units at this time."

     With the exception of historical information, certain of the matters discussed in this news release are forward-looking statements that involve estimates, risks, and uncertainties including, but not limited to, economic conditions, consumer demand, the level of and the effectiveness of marketing campaigns by the Company and Pizza Hut, Inc., competitive conditions, food costs, labor costs, new product introductions, product mix and pricing and other risks indicated in filings with the Securities and Exchange Commission.

     NPC  International,  Inc. is the world's  largest  Pizza  Hut
franchisee   and   operates   738  Pizza   Hut   restaurants   and
delivery/carryout units in 26 states.

     For more information contact Troy D. Cook, Vice President Finance and Chief Financial Officer, NPC International, Inc. 14400 College Boulevard, Suite 201, Lenexa, Kansas 66215 Telephone
Number: (913) 327-5555, ext. 109.
             ****************************************
                               99-07